UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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SENECA FOODS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SENECA FOODS CORPORATION
350 WillowBrook Office Park
Fairport, New York 14450

July 7, 2026

Dear Shareholder:

You are cordially invited to the 2026 Annual Meeting of Shareholders of Seneca Foods Corporation (the “Company”), to be held on Thursday, August 6, 2026 at 1:00 PM, Central Daylight Time, at the Company’s Offices, 418 East Conde Street, Janesville, WI 53546.

Information about the Annual Meeting is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

It is important that your shares of Common and Preferred Stock be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to give your immediate attention to voting. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Very truly yours,

/s/ Paul L. Palmby

PAUL L. PALMBY
President and Chief Executive Officer

SENECA FOODS CORPORATION
350 WillowBrook Office Park
Fairport, New York 14450

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 6, 2026

To the Shareholders of Seneca Foods Corporation:

You are hereby notified that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Seneca Foods Corporation (the “Company”) will be held at the Company’s Offices, 418 East Conde Street, Janesville, WI 53546, on Thursday, August 6, 2026 at 1:00 PM, Central Daylight Time, for the following purposes (which are more fully described in the accompanying proxy statement):

1.	To elect three directors to serve until the Annual Meeting of Shareholders in 2029 and until each of their successors is duly elected and shall qualify;

2.	To provide advisory approval of the compensation of the Company’s Named Executive Officers for 2026;

3.	To provide approval of the Seneca Foods Corporation 2026 Equity Incentive Plan;

4.	To cast a non-binding advisory vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027;

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 12, 2026 are entitled to notice and to vote at the Annual Meeting and any adjournment thereof.

The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Annual Meeting.

By Order of the Board of Directors

/s/ Jesse J. Patton

JESSE J. PATTON
Secretary

DATED: July 7, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 6, 2026. This proxy statement, form of proxy and the Company’s annual report are available at http://www.senecafoods.com/investors.

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE 2026 ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of Seneca Foods Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held Thursday, August 6, 2026, at 1:00 PM, Central Daylight Time, at the Company’s Offices, 418 East Conde Street, Janesville, WI 53546. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

All record holders of the Company’s voting stock as of the close of business on June 12, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, the following shares of voting stock were issued and outstanding: (i) 5,221,238 shares of Class A common stock, $0.25 par value per share (“Class A Common Stock”); (ii) 1,549,202 shares of Class B common stock, $0.25 par value per share (“Class B Common Stock”, and together with the Class A Common Stock, sometimes collectively referred to as the “Common Stock”); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share (“6% Preferred Stock”); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.025 par value per share (“10% Series A Preferred Stock”); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.025 par value per share (“10% Series B Preferred Stock”).

How many votes do I have?

Each share of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock is entitled to one vote on each item submitted to you for consideration. Each share of Class A Common Stock is entitled to one-twentieth (1/20) of one vote on each item submitted to you for consideration. Each share of 6% Preferred Stock is entitled to one vote, but only with respect to the election of directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with a broker, bank or other nominee (also referred to herein as a "Broker"). Please complete and return all proxy cards to ensure that all your shares are voted.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a shareholder of record or beneficially in “street name” (through a Broker), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your Broker.

If you are a shareholder whose shares are registered in your name, the Board encourages you to follow the instructions on the enclosed proxy card to vote your shares by one of the following methods:

●	By mail, by marking, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided
●	Voting in person at the Annual Meeting

If your shares are held in “street name” through a Broker, as the beneficial owner of those shares you have the right to direct your Broker how to vote the shares in your account. Please follow the instructions from your Broker included on the Voting Instruction Form accompanying these proxy materials to instruct your Broker how to vote your shares so that your vote can be counted. The Voting Instruction Form provided by your Broker may also include information about how to submit your voting instructions by telephone or over the Internet, if such options are available.

Please note that you may NOT vote shares held in street name at the Annual Meeting unless you request and receive a “legal proxy” from the organization that holds your shares. Please contact your Broker for instructions regarding obtaining a legal proxy.

What am I voting on?

You will be voting on the following proposals:

●	Proposal One: The election of three directors to serve until the Annual Meeting of Shareholders in 2029 and until each of their successors is duly elected and shall qualify

●	Proposal Two: Advisory approval of the compensation for the Company’s Named Executive Officers for 2026

●	Proposal Three: Approval of the Seneca Foods Corporation 2026 Equity Incentive Plan

●	Proposal Four: A non-binding advisory vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027

Will there be any other items of business on the agenda?

Pursuant to Securities and Exchange Commission (“SEC”) rules, shareholder proposals must have been received by May 23, 2026 to be considered at the Annual Meeting. To date, we have received no shareholder proposals and we do not expect any other items of business. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Paul L. Palmby and Jesse J. Patton with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

Pursuant to our Bylaws, provided a quorum is present, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share of voting stock being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

The advisory approval of the compensation for the Company’s Named Executive Officers for 2026 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.

The approval of the Seneca Foods Corporation 2026 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.

The non-binding advisory vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.

What happens if I return my proxy card without voting on all proposals?

When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, other than in the case of broker non-votes, the proxy will be voted “FOR” all director nominees in Proposal One, “FOR” on Proposal Two, “FOR” on Proposal Three, and “FOR” on Proposal Four.

What if I am a beneficial owner and do not give voting instructions to my Broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your Broker by the deadline provided in the materials you receive from your Broker. If you do not provide voting instructions to your Broker, whether your shares can be voted by such Broker depends on the type of item being considered for vote.

The election of directors, advisory approval of executive compensation, and approval of the Seneca Foods Corporation 2026 Equity Incentive Plan are non-discretionary items and may not be voted on by Brokers who have not received specific voting instructions from beneficial owners. Your Broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

How are votes counted?

The Annual Meeting will be held if a quorum is represented in person or by proxy. The holders of voting shares entitled to exercise a majority of the voting power of the Company shall constitute a quorum at the Annual Meeting. If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum. We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes. A withheld vote in connection with the election of directors is the same as an abstention.

Broker non-votes occur when proxies submitted by a Broker holding shares in “street name” do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.

For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

When was this proxy statement mailed?

This proxy statement and the enclosed proxy card were mailed to shareholders beginning on or about July 7, 2026.

How can I obtain a copy of this year’s Annual Report to Shareholders?

A copy of our 2026 Annual Report to Shareholders (the "Annual Report"), including financial statements for the fiscal year ended March 31, 2026, accompanies this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report may be obtained free of charge by writing to Seneca Foods Corporation, 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Assistant Secretary or by accessing the “Investor Information” section of the Company’s website at www.senecafoods.com.

Can I find additional information on the Company’s website?

Yes. Our website is located at www.senecafoods.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees, business responsibility and sustainability report, and reports that we file with the SEC. A copy of our code of ethics and each of the charters of our board committees may be obtained free of charge by writing to Seneca Foods Corporation, 418 East Conde Street, Janesville, WI 53546, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors currently has nine members: Kathryn J. Boor, Peter R. Call, John P. Gaylord, Kraig H. Kayser, Linda K. Nelson, Paul L. Palmby, Donald J. Stuart, Bruce E. Ware and Keith A. Woodward. In accordance with our Bylaws, the Board of Directors is divided into three classes, as equal in number as possible. At this annual meeting, three directors will be elected to serve until the Annual Meeting of Shareholders in 2029 and until each of their successors is duly elected and shall qualify.

Unless instructed otherwise, proxies will be voted FOR the election of the three nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

Information Concerning Directors

The following biographies of each of the director nominees, as well as the directors whose terms continue beyond the Annual Meeting, contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company.

Nominee Standing for Election at the 2026 Annual Meeting of Shareholders for a Term Expiring in 2029

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

Peter R. Call, age 69 – Mr. Call has been a director of the Company since 2011. Mr. Call is the President of My-T Acres, Inc., a vegetable and grain farm. He was President of Pro-Fac Cooperative, Inc. from 2003-2013 and a member of its Board of Directors from 2000-2013. Mr. Call currently serves on the Board of Trustees of Cornell University (since 2020). He also serves on the Board of Directors of Farm Fresh First, LLC, and has done so since 2007. Mr. Call also served as a director of Farm Credit East from 2015 to 2023, on the Board of Trustees of Genesee Community College from 2012 to 2019, and on the Board of Directors of Birds Eye Foods from 2002-2009. Mr. Call received his Bachelor of Science (B.S.) degree from Cornell University.

Kraig H. Kayser, age 65 – Mr. Kayser previously served as a director of the Company from 1985 until his retirement from the Board in 2020. Mr. Kayser was re-appointed to the Board in November 2021, serving as Chairman since this date. Mr. Kayser is the former President and Chief Executive Officer of the Company, serving in this role from 1993 to his retirement from the position in 2020. From 1991 to 1993, he was the Company’s Chief Financial Officer. Mr. Kayser currently serves on the Board of Trustees of Cornell University. In addition, Mr. Kayser is also a director of Moog Inc. where he serves as Chair of the Audit Committee and a member of the Nominating and Governance Committee. He received a B.A. from Hamilton College and an M.B.A. from Cornell University.

Bruce E. Ware, age 50 – Mr. Ware has been a director of the Company since August 2023. He is the Chairman, Chief Executive Officer, and Founder of One America Bancorp, a single bank holding company. Prior thereto, he spent 15 years in roles of increasing responsibility at DaVita Inc., retiring as Corporate Vice President whereby he led joint venture growth initiatives and corporate finance matters. Mr. Ware started his career on Wall Street as an investment banker at Donaldson, Lufkin and Jenrette focused on corporate finance advisory and mergers and acquisitions activities. He is a member of the Board of Directors of AAON, Inc., a manufacturer of heating and air conditioning equipment in Tulsa, Oklahoma, where he serves as a member of the audit and compensation committees. He is a board member of the University of Mississippi Foundation, which oversees his undergraduate alma mater’s endowment. He holds an M.B.A. from Harvard Business School, an M.A. from the University of Texas at Austin and a B.B.A. from the University of Mississippi.

Directors whose Terms Expire in 2027

Linda K. Nelson, age 62 – Ms. Nelson has been a director since February 2021. Ms. Nelson has over 30 years of experience in financial and operational management. Ms. Nelson currently serves as the Chief Financial Officer for IDI Billing Solutions, Inc., which is an independent software vendor that designs and hosts operations, billing, and point of sale solutions for communications service providers. Prior to that, Ms. Nelson was a financial executive consultant, holding a senior leadership position for select organizations and on various acquisition and merger due diligence teams evaluating opportunities for both large-scale private equity firms and local entrepreneurs. From 2011 to 2013, Ms. Nelson held the role of Chief Financial Officer for First American Equipment Finance. Prior to that, Ms. Nelson was with Birds Eye Foods, Inc. for 15 years in increasingly responsible financial roles, reaching the position of Executive Vice President, Chief Financial Officer and Secretary in 2008.

Donald J. Stuart, age 70 – Mr. Stuart has been a director since November 2020. Mr. Stuart is a Senior Advisor/Founder at Cadent Consulting Group. Prior to Cadent, he served as Chief Operating Officer of Kantar Retail. Mr. Stuart was a founding partner of Cannondale Associates in 1992, as well as Managing Director and CEO/President. Before Cannondale, he had a strong finance and marketing background from his management positions at Glendinning Associates and Pillsbury/Green Giant. He has extensive experience in sales and marketing consulting for consumer manufacturers across multiple retail channels. Mr. Stuart received his B.A. in Economics from St. Lawrence University and his M.B.A. from the Tuck School of Business at Dartmouth.

Keith A. Woodward, age 62 – Mr. Woodward has been a director since July 2018. Mr. Woodward is the former Chief Financial Officer of Tennant Corporation. He is also a former Senior Vice President, Finance for General Mills, Inc. where he worked for 26 years from 1991-2017. From 2006-2009, he was the representative of General Mills appointed to serve as a board advisor to the Company’s Board of Directors pursuant to the Green Giant Alliance Agreement. Mr. Woodward has his M.B.A. in Finance and Marketing, and a B.S. in Accounting both from Indiana University. Mr. Woodward is currently a board member of Phillips Distilling Company in St. Paul, Minnesota.

Directors whose Terms Expire in 2028

Kathryn J. Boor, age 67 – Dr. Boor was appointed as a director of the Company in January 2019. She is Professor of Food Processing Microbiology at Cornell University. From 2020-25, she served as the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Dr. Boor has served on various boards including the US-Israel Binational Agricultural Research and Development Fund (BARD; 2019-2024) and the US Food and Drug Administration Science Advisory Board (2019-2024). She served on the Innovation Committee and the Nomination and Governance Committee for International Flavors and Fragrance (from January 2021 – May 2025) and serves on the Compensation and Nomination and Governance Committees for Sarepta Therapeutics (since June 2022). She chaired the Food Safety Innovation Lab Advisory Committee for USAID Feed the Future (2020-2025). Dr. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.

John P. Gaylord, age 65 – Mr. Gaylord has been a director of the Company since October 2009. He has operating and management experience in manufacturing and distribution businesses, including experience as President of FishHawk LP. Additionally, he serves as a member of the audit committee of Comet Signs LLC. Mr. Gaylord holds a B.A. from Texas Christian University and an M.B.A. from Southern Methodist University.

Paul L. Palmby, age 63 – Mr. Palmby has been a director of the Company since June 2021. Mr. Palmby is the President and Chief Executive Officer of the Company and has served in that capacity since October of 2020. From 2006-2020 Mr. Palmby served as Executive Vice President and Chief Operating Officer of the Company. Prior to that, he served as President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004. Mr. Palmby joined the Company in February 1987. He has been twice appointed by the Governor of Wisconsin and has served since 2015 on the Board of the Department of Agriculture, Trade and Consumer Protection for the state. Mr. Palmby currently serves as a Director of First Mid Bancshares, Inc., a publicly traded organization that provides financial services including banking, insurance, wealth management, brokerage, and ag services through a network of locations in Illinois, Missouri, Texas, and Wisconsin, and a loan production office in Indiana. He is also a Director of the Farming For The Future Foundation which is a Foundation dedicated to educating the public about where their food comes from. Mr. Palmby previously served as a Director of Blackhawk Bancorp, Inc., the parent company of Blackhawk Bank, a Beloit, Wisconsin publicly traded community bank with nine full-service banking centers in Wisconsin and Illinois from 2019 to 2023. Mr. Palmby received his Bachelor of Science (B.S.) degree from Iowa State University.

BOARD GOVERNANCE

Independent Directors

Under the NASDAQ listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee must meet the test of “independence” as defined by NASDAQ. The NASDAQ standards provide that, to qualify as an “independent” director, in addition to satisfying certain criteria, the Board of Directors must affirmatively determine that a director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each director nominee and director whose term will continue beyond the Annual Meeting, other than, Mr. Palmby as the current President and Chief Executive Officer of the Company, and Mr. Call, is “independent” as defined by the NASDAQ listing standards.

In making its determination with respect to Mr. Call, the Board considered his relationship with the Company as fully described in “Certain Transactions and Relationships” on page 21. It concluded that Mr. Call does not satisfy the criteria under NASDAQ standards inasmuch as the Company purchased raw vegetables from My-T Acres, Inc., under an arm's length contract, above the $200,000 threshold permitted under the NASDAQ standards in determining “independence”.

With respect to the seven independent directors, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the NASDAQ listing standards.

Leadership Structure

Mr. Kayser serves as the Chairman of the Board of Directors in a non-executive role and has served in that capacity since 2021. Mr. Palmby serves as the Chief Executive Officer and has served in that capacity since 2020. Our Board of Directors has no specific policy regarding separation of the Chairman of the Board and Chief Executive Officer. Although our bylaws permit the Chairman to serve as Chief Executive Officer, our Board has determined that separating these positions is currently in the best interest of the Company and our shareholders. As Chief Executive Officer, Mr. Palmby focuses on the strategy, leadership and day-to-day execution of our business plan while Mr. Kayser provides oversight, direction and leadership to the Board.

Our Board of Directors believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks we face, through the composition of our Board of Directors, the strong leadership of the independent Directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place. Seven of the nine current directors are independent under the NASDAQ listing standards. All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of non-management directors, as appropriate, in order to promote discussion among such directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Board Oversight of Risk Management

The Company believes that its leadership structure allows the directors to provide effective oversight of the Company’s risk management function by receiving and discussing regular reports prepared by the Company’s senior management on areas of material risk to the Company, including market conditions, matters affecting capital allocation, compliance with debt covenants, significant regulatory changes that may affect the Company’s business operations, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business. Additionally, the Board of Directors administers its risk oversight function through (i) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, major acquisitions and divestitures, new borrowings and the appointment and retention of the Company’s executive management, (ii) the coordination of the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Corporate Governance and Nominating Committees, and (iii) periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal control over financial reporting.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the NASDAQ listing standards. The Board has adopted a written charter for each of these committees, which is available on our website at www.senecafoods.com.

The Audit Committee currently consists of Mr. Woodward (Chair), Ms. Nelson and Mr. Ware. The Audit Committee met four times during the fiscal year ended March 31, 2026. The Audit Committee is directly responsible for the engagement of independent auditors, reviews with the Company’s independent registered public accounting firm regarding the scope and results of the annual audit and interim reviews, reviews with management or the internal auditor on the scope and results of the Company’s internal auditing procedures, reviews of the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management of the adequacy of the Company’s system of internal accounting controls and makes inquiries into other matters within the scope of its duties. Mr. Woodward, Ms. Nelson, and Mr. Ware have been designated as the Company’s “audit committee financial experts” in accordance with the SEC rules and regulations. Shareholders should understand that this designation is a disclosure requirement of the SEC related to the member’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and this designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board. See “Report of the Audit Committee” on page 31.

The Compensation Committee currently consists of Mr. Gaylord (Chair), Dr. Boor and Mr. Woodward. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and to approve the compensation of the Company’s executive officers. The Compensation Committee also reviews and makes recommendations to the Board with respect to executive and employee benefit plans and programs as well as compensation of the Company's directors. The Compensation Committee met two times during the fiscal year ended March 31, 2026. See “Report of the Compensation Committee” on page 13.

The Corporate Governance and Nominating Committee currently consists of Dr. Boor (Chair), Mr. Gaylord and Mr. Ware. The responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and sponsoring and overseeing performance evaluations for the Board as a whole and the directors. The Corporate Governance and Nominating Committee met once during the fiscal year ended March 31, 2026.

Nominating Procedures

The Board has not adopted specific minimum criteria for director nominees and although the Company does not have a formal policy or guidelines regarding diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion. The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Corporate Governance and Nominating Committee first considers the appropriateness of the size of the Board. If the Corporate Governance and Nominating Committee determines the Board seat should remain and a vacancy exists, the Corporate Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

Shareholder recommendations must be in writing and sent within the time periods set forth under the heading “Shareholder Proposals for the 2027 Annual Meeting” addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, 418 East Conde Street, Janesville, WI 53546, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination. Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

Board Attendance at Meetings

The Board of Directors held four meetings during the fiscal year ended March 31, 2026. Each director attended every meeting of the Board of Directors, and meetings held by all committees of the Board of Directors on which he or she served. Each director is expected to attend the Annual Meeting of Shareholders. In 2025, the Annual Meeting of Shareholders was attended by all nine directors who were serving on the Board at that time.

Shareholder Communication with the Board

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 350 WillowBrook Office Park, Fairport, New York 14450. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years.

Paul L. Palmby, age 63 – Mr. Palmby is the President and Chief Executive Officer of the Company and has served in that capacity since October of 2020. From 2006-2020, Mr. Palmby served as Executive Vice President and Chief Operating Officer of the Company. Prior to that, he served as President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004. Mr. Palmby joined the Company in 1987. He has been twice appointed by the Governor of Wisconsin and has served since 2015 on the Board of the Department of Agriculture, Trade and Consumer Protection for the state. Mr. Palmby currently serves as a Director of First Mid Bancshares, Inc., a publicly traded organization that provides financial services including banking, insurance, wealth management, brokerage, and ag services through a network of locations in Illinois, Missouri, Texas, and Wisconsin, and a loan production office in Indiana. He is also a Director of the Farming For The Future Foundation which is a Foundation dedicated to educating the public about where their food comes from. Mr. Palmby previously served as a Director of Blackhawk Bancorp, Inc., the parent company of Blackhawk Bank, a Beloit, Wisconsin publicly traded community bank with nine full-service banking centers in Wisconsin and Illinois from 2019 to 2023. Mr. Palmby received his Bachelor of Science (B.S.) degree from Iowa State University.

Michael S. Wolcott, age 33 − Mr. Wolcott has served as the Chief Financial Officer, Treasurer, and Senior Vice President of the Company since April 2023. Mr. Wolcott has been with the Company since 2017, previously serving in roles that included Vice President of Finance and General Manager of Seneca Snack. Prior to Seneca Foods, he worked at Barclays Investment Bank in New York City. Mr. Wolcott received a B.S. in Applied Economics and Management from Cornell University and an M.B.A. from Stanford University.

Timothy R. Nelson, age 58 – Mr. Nelson has served as the Chief Operating Officer since 2026, President of Fruit and Snack since 2020 and the Senior Vice President of Operations since December 2018. Prior to that, he held the position of Vice President of Fruit and Snack operations from 2008 to 2018 and he spent time as the Plant Manager of Seneca’s plants in Blue Earth, Montgomery and Glencoe, Minnesota from 1999-2008. Mr. Nelson joined the Company in 1992.

Dean E. Erstad, age 63 − Mr. Erstad has served as the Senior Vice President of Sales and Marketing of the Company since 2001. Prior to that, after joining the Company in 1995, he held various roles of increasing responsibility until assuming his current role. Prior to joining the Company, he worked for Owatonna Canning Company. Mr. Erstad is an industry veteran with over 30 years of experience in the food industry. He served six years on the Executive Board of Directors for the Food Institute as well as two years as Chairman of its Board of Directors. He also served for three years on the Private Label Manufacturers Association (PLMA) Board of Directors, six years on their Executive Committee, and two years as their Chairman of their Board of Directors. Mr. Erstad also served three years on the Board of Directors for Corporate Video Arts Incorporated which owned the American Demographics publication.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

This section discusses our policies and practices relating to executive compensation and presents a review and analysis of the compensation earned during the fiscal year ended March 31, 2026 by our Chief Executive Officer, or CEO, our Chief Financial Officer and our two other executive officers as of March 31, 2026, to whom we refer collectively in this proxy statement as the “named executive officers.” The amounts of compensation earned by these executives are detailed in the Summary Compensation Table and the other tables which follow it. The purpose of this section is to provide you with more information about the types of compensation earned by the named executive officers and the philosophy and objectives of our executive compensation programs and practices.

Authority of the Compensation Committee; Role of Executive Officers

Each member of the Compensation Committee of the Board of Directors (the “Committee”) qualifies as an independent director under NASDAQ listing standards. The Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.senecafoods.com under “Corporate Governance”. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held two meetings during fiscal year 2026. The Committee has never engaged a compensation consultant to assist it in developing compensation programs.

The Committee is authorized by our Board of Directors to oversee our compensation and employee benefit practices and plans generally, including our executive compensation, incentive compensation and equity-based plans. The Committee may delegate appropriate responsibilities associated with our benefit and compensation plans to members of management. The Committee has delegated certain responsibilities with regard to our Pension Plan and 401(k) Plans to an investment committee consisting of members of management. The Committee also has delegated authority to our CEO to designate those employees who will participate in our Executive Profit Sharing Bonus Plan; provided, however, that the Committee is required to approve participation in such plan by any of our executive officers.

The Committee approves the compensation of our CEO. Our CEO develops and submits to the Committee his recommendation for the compensation of each of the other executive officers in connection with annual merit reviews of their performance. The Committee reviews and discusses the recommendations made by our CEO and approves the compensation for each named executive officer for the coming year. No corporate officer, including our CEO, is present when the Committee determines that officer’s compensation. In addition, our Chief Financial Officer and other members of our finance staff assist the Committee with establishing performance target levels for our Executive Profit Sharing Bonus Plan, as well as with the calculation of actual financial performance and comparison to the performance targets, each of which actions requires the Committee’s approval.

Philosophy and Objectives

Our philosophy for the compensation of all of our employees, including the named executive officers, is to value the contribution of our employees and share profits through broad-based incentive arrangements designed to reward performance and motivate collective achievement of strategic objectives that will contribute to our Company’s success. The primary objectives of the compensation programs for our named executive officers are to:

●	attract and retain highly-qualified executives,

●	motivate our executives to achieve our business objectives,

●	reward our executives appropriately for their individual and collective contributions, and

●	align our executives’ interests with the long-term interests of our shareholders.

Our compensation principles are designed to complement and support the Company’s business strategy. The packaged fruit and vegetable business is highly competitive, and the principal customers are major food chains and food distributors with strong negotiating power as to price and other terms. Consequently, our success depends on supplying quality products with an efficient cost structure which enables us to provide favorable prices to the customers and acceptable margins for the Company.

However, an important purpose of our compensation policies is to enable the Company to retain highly valued employees. Our senior management monitors middle and senior management attrition and endeavors to be sufficiently competitive as to salary levels so as to attract and retain highly valued managers. Consequently, the Company has been flexible in awarding compensation, and expects to remain so, to facilitate attracting and retaining quality management personnel.

Consideration of Most Recent Say on Pay Vote

At the Annual Meeting of Shareholders on August 9, 2023, the shareholders expressed a preference that advisory votes on executive compensation occur every three years. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every three years, and the next advisory vote on the frequency of future advisory votes on executive compensation is included in Proposal Two herein.

Also, at the Annual Meeting of Shareholders on August 9, 2023, over 99% of the votes cast on the say on pay proposal were voted in support of the compensation of the Company’s named executive officers. The Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation.

Elements of Executive Compensation for Fiscal Year 2026

Base Salary - The base salary of each of our named executive officers is reviewed by the Committee at the beginning of each fiscal year as part of the overall annual review of executive compensation. During the review of base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the individual, his or her past performance and competitive salary practices both internally and externally. In addition to the annual reviews, the base salary of a particular executive may be adjusted during the course of a fiscal year, for example, in connection with a promotion or other material change in the executive’s role or responsibilities. During fiscal year 2026, the named executive officers generally received a 3.5% increase to their base salary in May 2025. The base salary of each of our named executive officers is set forth in the Summary Compensation Table.

As a general rule, base salaries for the named executive officers are set at a level which will allow us to attract and retain highly-qualified executives. Many of our competitors are family-owned businesses operating in rural areas, where compensation rates and salary expectations are below urban levels. However, most of our executive officers also live and work in rural locations, inasmuch as the Company believes that its facilities (some of which include executive offices) should be located in the agricultural areas that produce the crops processed by the Company. Although the compensation level of our executive officers is generally in the upper end of executive compensation in these localities, they are below the compensation levels for comparable positions in most public companies with sales comparable to those of the Company.

Executive Profit Sharing Bonus Plan - The Executive Profit Sharing Bonus Plan (the “Plan”) is generally available to officers and certain key corporate employees. An annual incentive bonus is payable based upon the Company’s performance, and aligns the interests of executives and employees with those of our shareholders. The Plan links performance incentives for management and key employees to increases in shareholder value and promotes a culture of high performance and ownership in which members of management are rewarded for achieving operating efficiencies, reducing costs and improving profitability.

The Plan was amended and restated effective as of April 1, 2025. The performance measurement established under the Plan is the Company’s Return on Invested Capital (“ROIC”) for a given fiscal year. ROIC is calculated as First-In, First-Out (“FIFO”) EBIT divided by FIFO Average Assets where FIFO EBIT is the Company's reported fiscal year net earnings as shown on the audited consolidated financial statements, adjusted for income taxes and interest expense and further adjusted to a FIFO basis, without considering charges or credits of an extraordinary or non-operating nature, such as, but not limited to, gains and losses from a sale of a business or equipment or other asset outside of the ordinary course, impairments and restructuring charges. FIFO Average Assets are defined as the average of the Company’s FIFO assets as measured at the end of each fiscal quarter during the fiscal year, as shown on the audited or reviewed consolidated balance sheet of the Company, plus the tax-adjusted LIFO reserve (credit) as of the end of such quarter.

The bonus targets under the Plan range from a ROIC of 4.40% up to 7.40% or more. Additionally, each bonus target corresponds to a potential bonus payment calculated as a percentage of the employee's base salary earned during the fiscal year.  The potential bonus payments under the Plan range from 0% to 50% of base salary. The Plan provides that the Executive Committee or the Board of Directors (or an authorized committee thereof) is permitted to make discretionary bonus payments in addition to any bonus payments calculated under the Plan.

The following table sets forth the bonus targets and potential bonus payment percentages established under the Plan.

Return on Invested Capital	Award Percentage
Less than 4.40%	0%
4.40% or more but less than 5.15%	10%
5.15% or more but less than 5.90%	20%
5.90% or more but less than 6.65%	30%
6.65% or more but less than 7.40%	40%
7.40% or more	50%

For fiscal year 2026, the Company’s ROIC exceeded the 7.40% or more bonus target for a 50% bonus payment. The actual amount earned by each named executive officer in fiscal year 2026 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Equity Based Incentive Awards – The equity incentive compensation program is comprised of restricted stock awards that are service-based and vest, assuming continued employment, over a four-year period from the date of grant, Awards are made under the Company’s 2007 Equity Incentive Plan, as amended and extended in 2017 (the “2007 Equity Plan”). The Company granted 2,187 shares of restricted Class A common stock awards under the 2007 Equity Plan to key employees in fiscal year 2026.

Retirement Programs - Our executive officers are entitled to participate in the Company’s Pension Plan, which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula. The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his or her compensation covered by Social Security.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989. The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. The maximum permitted annual retirement income that can be paid to a participant under either formula is $290,000. See “Pension Benefits” below for further information regarding the number of years of service credited to each of the named executive officers and the actuarial present value of his accumulated benefit under the Pension Plan.

We also have a 401(k) Plan pursuant to which the Company makes matching contributions; however, the named executive officers are not eligible to participate in the Company’s 401(k) match. The Company sponsors an unfunded nonqualified deferred compensation plan to permit certain eligible employees, including the named executive officers, to defer receipt of a portion of their compensation to a future date. The named executive officers are eligible to receive an annual employer match equal to 25% of the first 4% of eligible compensation that the executive officer contributes to the unfunded nonqualified deferred compensation plan.

Other Compensation - The Company also provides health insurance, term life insurance, and disability benefits that do not discriminate in scope, terms or operation in favor of our executive officers. These benefits are included in the Summary Compensation Table for the named executive officers under “All Other Compensation” as applicable under SEC rules.

Other Compensation Policies

Internal Pay Equity - The Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our officers. The Committee has not established a policy regarding the ratio of total compensation of our CEO to that of the other officers, but it does review compensation levels to ensure that appropriate equity exists. The Committee intends to continue to review internal pay equity and may adopt a formal policy in the future if it deems such a policy to be appropriate.

Compensation Deductibility Policy - Section 162(m) of the Internal Revenue Code limits the federal tax deductions that may be claimed by a public company for compensation paid to certain individuals to $1.0 million. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) or who becomes a covered employee and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer. The Committee believes that our stockholders’ interests are best served by not restricting the Committee’s discretion in structuring compensation programs, and thus the Committee intends to maintain flexibility to pay compensation that is not deductible when the best interests of our Company make that advisable. In approving the amount and form of compensation for our named executive officers, the Committee will continue to consider all elements of cost to our Company of providing such compensation, including the potential impact of Section 162(m).

No Stock Options - The Company has never awarded stock options to any officer or employee, and it does not presently contemplate initiating any plan or practice to award stock options.

Timing of Grants - The Committee typically approves annual equity compensation awards for the named executive officers and other awardees in conjunction with the review of the individual performance of each officer. This review will take place at a regularly scheduled meeting of the Committee. The Committee, or the CEO pursuant to authority delegated by the Committee, may also, from time to time, grant equity compensation awards to newly hired or newly promoted executives at other times during the year. The grant date for any equity compensation award is the date on which the Committee acts to approve the award, unless the Committee establishes the grant date as a specified future date.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

THE COMPENSATION COMMITTEE John P. Gaylord, Chair Kathryn J. Boor Keith A. Woodward

Summary Compensation Table

The following table summarizes, for the fiscal years ended March 31, 2026, 2025, and 2024, the amount of compensation earned by the named executive officers:

Named Executive Officers

					Change in
					the Present
			(1)	Non-Equity	Value of	(2)
			Stock	Incentive Plan	Pension	All Other
Name and Principal Position	Year	Salary	Awards	Compensation	Benefit	Compensation	Total
Paul L. Palmby	2026	$804,583	$-	$402,291	$81,139	$16,955	$1,304,968
President and Chief Executive Officer	2025	$777,375	$-	$155,475	$67,571	$12,002	$1,012,423
	2024	$750,818	$-	$375,409	$57,119	$11,717	$1,195,063

Michael S. Wolcott	2026	$338,184	$25,000	$169,092	$10,455	$4,004	$546,735
Senior Vice President,	2025	$326,400	$25,000	$65,280	$6,089	$4,777	$427,546
Chief Financial Officer and Treasurer	2024	$311,077	$25,000	$155,538	$4,285	$3,732	$499,632

Timothy R. Nelson	2026	$349,855	$25,000	$174,928	$78,413	$9,185	$637,381
Senior Vice President of Operations,	2025	$338,025	$25,000	$67,605	$83,569	$545	$514,744
Chief Operating Officer	2024	$326,477	$25,000	$163,238	$83,051	$545	$598,311

Dean E. Erstad	2026	$345,149	$25,000	$172,575	$92,431	$9,187	$644,342
Senior Vice President of	2025	$333,478	$25,000	$66,696	$83,474	$5,459	$514,107
Sales and Marketing	2024	$322,085	$25,000	$161,043	$73,050	$5,326	$586,504

(1)

Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the closing price of the Company’s Class A common stock as reported on the NASDAQ Global Select Market on the date of grant.

(2)

Included in this amount, as applicable, is the Company’s matching contribution to its deferred compensation plan for each named executive officer, the amount of premium paid by the Company for group term life insurance on the named executive officer’s life, and the amount of premium paid by the Company for individual disability insurance. The value of perquisites and other personal benefits are not shown in the table individually because the aggregate amount of such compensation, if any, is less than $10,000 for each named executive officer.

Grants of Plan-Based Awards in Fiscal Year 2026

The following table sets forth information about non-equity and equity awards granted to the named executive officers in fiscal year 2026.

					All Other
					Stock Awards:	Grant Date
		Estimated Possible Payouts Under Non-			Number of	Fair Value
	Grant	Equity Incentive Plan Awards (1)			Shares of	of Stock
Name	Date	Threshold	Target	Maximum	Stock	Awards
Paul L. Palmby
2026 Executive Profit Sharing Bonus Plan	N/A	$80,458	-	$402,291
Michael S. Wolcott
2026 Executive Profit Sharing Bonus Plan	N/A	$33,818	-	$169,092
Restricted Stock	8/7/2025				243	$25,000
Timothy R. Nelson
2026 Executive Profit Sharing Bonus Plan	N/A	$34,986	-	$174,928
Restricted Stock	8/7/2025				243	$25,000
Dean E. Erstad
2026 Executive Profit Sharing Bonus Plan	N/A	$34,515	-	$172,575
Restricted Stock	8/7/2025				243	$25,000

(1)

Shows the potential value of the payout for the named executive officer for fiscal year 2026 under our Executive Profit Sharing Bonus Plan if the threshold or maximum ROIC objective were satisfied. The potential payouts were performance-driven and therefore completely at risk. During fiscal year 2026, the Company exceeded the 7.40% or more bonus target for a 50% bonus payment and the bonus amounts paid out are set forth in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2026

The following table provides information on the outstanding equity awards held by the named executive officers as of March 31, 2026.

	Number of		Market Value of
	Shares of Restricted		Shares of Restricted
	Stock That Have		Stock That Have
Name	Not Vested		Not Vested (1)
Paul L. Palmby	-		$-
Michael S. Wolcott	869	(2)	$131,323
Timothy R. Nelson	980	(3)	$148,098
Dean E. Erstad	980	(4)	$148,098

(1)	Determined based on the closing price of the Company’s Class A Common Stock ($151.12) on March 31, 2026.

(2)

Mr. Wolcott’s restricted stock holdings as of March 31, 2026 vest as follows, provided that he remains employed by the Company on such dates: 321 shares in August 2026, 321 shares in August 2027, 167 shares in August 2028 and 60 shares in August 2029.

(3)

Mr. Nelson's restricted stock holdings as of March 31, 2026 vest as follows, provided that he remains employed by the Company on such dates: 432 shares in August 2026, 321 shares in August 2027, 167 shares in August 2028 and 60 shares in August 2029.

(4)

Mr. Erstad's restricted stock holdings as of March 31, 2026 vest as follows, provided that he remains employed by the Company on such dates: 432 shares in August 2026, 321 shares in August 2027, 167 shares in August 2028 and 60 shares in August 2029.

Option Exercises and Stock Vested in Fiscal Year 2026

The following table provides information on the value of stock awards that vested during fiscal year 2026 for each of our named executive officers.

	Number of Shares	Value
	Acquired on	Realized
Name	Vesting	on Vesting (1)
Paul L. Palmby	117	$12,064
Michael S. Wolcott	260	$26,763
Timothy R. Nelson	487	$50,169
Dean E. Erstad	487	$50,169

(1)	Determined based on the closing price of the Company’s Class A Common Stock on August 7, 2025 ($102.69) and August 8, 2025 ($103.11).

Pension Benefits

The Company’s Pension Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the named executive officers. Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula. The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his compensation covered by Social Security. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2026, the annual limitation is $360,000.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989. The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. The maximum permitted annual retirement income that can be paid to a participant under either formula is $290,000.

The following table shows the present value of accumulated benefits payable to each of our named executive officers under our Pension Plan.

		Present Value of	Payments
	Number of Years	Accumulated	During Last
Name	Credited Service	Benefit (1)	Fiscal Year
Paul L. Palmby	35	$1,144,152	$-
Michael S. Wolcott	8	$27,905	$-
Timothy R. Nelson	31	$742,341	$-
Dean E. Erstad	30	$941,310	$-

(1)

Please see Note 10, "Retirement Plans," in the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders for the year ended March 31, 2026, for the assumptions used in calculating the present value of the accumulated benefit. Pension Plan service credit and actuarial values are calculated as of March 31, 2026, which is the pension plan measurement date that we use for financial statement reporting purposes.

Nonqualified Deferred Compensation Table for Fiscal Year 2026

The Company sponsors an unfunded nonqualified deferred compensation plan to permit certain eligible employees to defer receipt of a portion of their compensation to a future date. Deferral elections are made during specific enrollment periods and eligible employees may elect to defer up to 10% of their base salary and up to 10% of bonus amounts. The following table provides information on the Company's nonqualified deferred compensation plan for fiscal year 2026 for each of our named executive officers.

				Aggregate	Aggregate
	Executive	Company	Aggregate	Withdrawals /	Balance at
Name	Contributions (1)	Contributions (2)	Earnings (3)	Distributions	March 31, 2026 (4)
Paul L. Palmby	$96,006	$9,527	$38,586	$-	$691,031
Michael S. Wolcott	$18,607	$4,004	$637	$23,377	$3,675
Timothy R. Nelson	$13,994	$3,466	$668	$-	$21,806
Dean E. Erstad	$37,850	$4,087	$8,675	$-	$166,042

(1)	Executive contributions consist of deferrals of amounts included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)	Contributions made by the Company which are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Amount represents the aggregate interest or other earnings accrued during the fiscal year. None of the amounts in this column have been included in the Summary Compensation Table.

(4)

The aggregate balance is inclusive of executive contributions and Company contributions reported in the Summary Compensation Table for each fiscal year in which the respective person was a named executive officer.

Pay Ratio Disclosure

In accordance with SEC rules, we are reporting our CEO pay ratio. As set forth in the Summary Compensation Table, our CEO’s annual total compensation for fiscal year 2026 was $1,304,968. Our median employee’s annual total compensation was $80,235, resulting in a CEO pay ratio of 16:1.

We identified the median employee using our entire employee population, excluding our CEO, consisting of 2,784 employees on February 28, 2026, whether full-time, part-time, temporary, or seasonal. We identified the median employee by examining the annual cash compensation for each of our employees in the 12-month period ended December 31, 2025, gathered from payroll data. Annual cash compensation was selected as our compensation measure as it is readily available in our existing payroll systems, consistently calculated for each employee, and a reasonable proxy for total compensation purposes when determining the median employee. We did not make any annualizing, assumptions, adjustments or estimates with respect to gross wages paid in the period. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our Named Executive Officers’ total annual compensation for the Summary Compensation Table. As permitted under SEC rules, we have excluded 92 employees from our March 2, 2026 acquisition of the Green Giant U.S. frozen business from B&G Goods Inc.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance Disclosure

The following table and supporting graphics present information relating to executive compensation and financial performance measures for the fiscal years ended March 31, 2026, 2025, 2024, 2023 and 2022 in satisfaction of Item 402(v) of Regulation S-K. Please see the “Compensation Discussion and Analysis” section for an overview of the Company’s compensation programs.

				(2)
			Average	Average
			Summary	Summary
			Compensation	Compensation	Value of Initial Fixed
			Table	Actually	$100 Investment Based On:
	Summary	(2)	Total for	Paid to		Peer
	Compensation	Compensation	Non-PEO	Non-PEO	Company	Group	(4)	(5)
(1)	Table	Actually	Named	Named	Total	Total	Net	Return on
Fiscal	Total for	Paid to	Executive	Executive	Shareholder	Shareholder	Income	Invested
Year	PEO	PEO	Officers	Officers	Return	Return (3)	($ in 000s)	Capital %
2026	$1,304,968	$1,225,475	$609,486	$603,267	$320.92	$93.21	$114,674	9.18%
2025	$1,012,423	$950,033	$485,466	$474,495	$189.08	$108.97	$41,224	7.62%
2024	$1,195,063	$1,135,160	$561,482	$534,022	$120.83	$112.76	$63,318	8.44%
2023	$1,132,606	$1,171,347	$539,468	$555,777	$111.00	$121.15	$9,231	11.43%
2022	$997,908	$1,016,603	$458,274	$460,107	$109.45	$110.25	$46,200	10.25%

(1)	The named executive officers included in the pay versus performance disclosure were:

Year	Principal Executive Officer (PEO)	Non-PEO Named Executive Officers
2026	Paul L. Palmby	Michael S. Wolcott, Timothy R. Nelson, Dean E. Erstad
2025	Paul L. Palmby	Michael S. Wolcott, Timothy R. Nelson, Dean E. Erstad
2024	Paul L. Palmby	Michael S. Wolcott, Timothy R. Nelson, Dean E. Erstad
2023	Paul L. Palmby	Timothy J. Benjamin, Timothy R. Nelson, Dean E. Erstad
2022	Paul L. Palmby	Timothy J. Benjamin, Timothy R. Nelson

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and applicable SEC guidance, and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. For fiscal year 2026, Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. (Please note that, while similar adjustment information was provided in our 2025 proxy statement for fiscal year 2025, in our 2024 proxy statement for fiscal year 2024, and in our 2023 proxy statement for fiscal years 2023 and 2022, respectively, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders' understanding of the information reported in the Pay Versus Performance table for fiscal year 2026 or the relationship disclosures provided below):

	2026
Adjustments	PEO	Other NEOs
Summary Compensation Table (SCT) Total	$1,304,968	$609,486
(Deduct): Change in actuarial present value of pension benefits	(81,139)	(60,433)
Add: Service cost of pension benefits (6)	-	20,454
(Deduct): SCT "Stock Awards" column value	-	(25,000)
Add: Covered Year-end fair value of outstanding equity awards granted in Covered Year	-	36,722
Add/(deduct): Change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	-	16,296
Add/(deduct): Change in fair value (from prior year-end to vest date in Covered Year) of prior year equity awards vested in Covered Year	1,646	5,742
Compensation Actually Paid Total	$1,225,475	$603,267

(3)

The peer group used in this disclosure is the S&P Packaged Foods & Meats Index, which is the same peer group used in the stock performance graph contained within our 2026 Annual Report to Shareholders.

(4)	Net income as reported in our Consolidated Statements of Net Earnings in our 2026 Annual Report to Shareholders.

(5)

Return on Invested Capital was determined to be the most important financial performance measure linking “compensation actually paid” to our company’s performance for fiscal year 2026 and therefore was selected as the fiscal year 2026 “company selected measure” as defined in Item 402(v). Refer to the subsection “Executive Profit Sharing Bonus Plan” within the “Compensation Discussion and Analysis” section of this proxy statement for a full definition of Return on Invested Capital. Prior to fiscal year 2026, the “company selected measure” was Annual Adjusted Earnings. In accordance with applicable SEC rules, the Company has provided Return on Invested Capital within the disclosure table for fiscal years 2022 through 2025 for comparability purposes.

(6)	For fiscal year 2026, the PEO does not have a service cost of pension benefits because he has reached his maximum years of credited service under the Pension Plan.

The following charts provide (1) a comparison between our cumulative total shareholder return and the cumulative total shareholder return of the Peer Group, and (2) illustrations of the relationships between (A) the executive compensation actually paid to the PEO and the average of the executive compensation actually paid to our non-PEO named executive officers (in each case as set forth in the pay for performance table above) and (B) each of the performance measures set forth in the pay versus performance table above (net income and return on invested capital).

As shown above, the Company has selected Return on Invested Capital (“ROIC”) as the company-selected measure for the pay versus performance disclosure as we believe it represents the most important financial performance measure used to link compensation actually paid to the named executive officers in 2026 to the Company’s performance. ROIC is the performance measure used to determine 2026 annual cash incentive award payouts. The correlation between compensation actually paid and ROIC differs when comparing compensation actually paid and net income as reported on a GAAP basis primarily due to the large non-cash Last-In, First-Out (“LIFO”) credits and charges experienced by the Company in fiscal years 2026, 2025, 2024, 2023 and 2022 as a result of valuing inventory on a LIFO basis. The ROIC calculation excludes the LIFO impact and the associated LIFO reserve.

Compensation of Directors

Under the director compensation program, each non-employee director is paid a quarterly cash retainer of $20,000. Mr. Palmby, as a current officer of the Company, did not receive any compensation for serving the Company as a member of the Board of Directors. The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended March 31, 2026:

Name	Fees Earned or Paid in Cash
Kraig H. Kayser	$80,000
Kathryn J. Boor	$80,000
Peter R. Call	$80,000
John P. Gaylord	$80,000
Linda K. Nelson	$80,000
Donald J. Stuart	$80,000
Bruce E. Ware	$80,000
Keith A. Woodward	$80,000

Compensation Committee Interlocks

As noted above, the Compensation Committee is currently comprised of three independent directors: Mr. Gaylord (Chair), Dr. Boor, and Mr. Woodward. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors and compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past three years.

Certain Transactions and Relationships

According to written policy of the Audit Committee, any related party transactions, excluding compensation, which is delegated to the Compensation Committee, involving one of the Company’s directors or executive officers, must be reviewed and approved by the Audit Committee. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related parties include any of the Company’s directors or executive officers, certain of the Company’s stockholders and their immediate family members. To identify any related party transactions, each year, the Company submits and requires each director and officer to complete director and officer questionnaires identifying any transactions with the Company in which the executive officer or director or their family members has an interest. In addition, the Board of Directors determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the NASDAQ listing standards and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

A small percentage (approximately 2% in fiscal year 2026, approximately 2% in fiscal year 2025, and approximately 1% in fiscal year 2024) of vegetables supplied to the Company are grown by My-T Acres, Inc. Peter R. Call, a Director, is the President of My-T Acres, Inc., which supplied the Company approximately $2.8 million, $2.8 million, and $3.0 million pursuant to a raw vegetable grower contract in fiscal years 2026, 2025, 2024, respectively. The Chairman of the Audit Committee reviewed the relationship and determined that the My-T Acres contract was negotiated at arm's length and on no more favorable terms than to other growers in the marketplace.

The Company incurred expenses for charitable contributions to the Seneca Foods Foundation (the “Foundation”) in the amount of $0.5 million and $1.0 million for fiscal years 2025 and 2024, respectively. There were no charitable contributions made by the Company to the Foundation in fiscal year 2026. The Foundation is a nonprofit entity that supports charitable activities by making grants to unrelated organizations or institutions and is managed by current employees of the Company. The three current trustees of the Foundation are either current members of the Company's Board of Directors or an immediate family member of a Company Director.

The Company maintains a liability for retirement arrangements to a beneficiary that has a family relationship with one of the Company’s current Directors. As of March 31, 2026 and 2025, the liability for these benefits totaled $0.8 million and $1.0 million, respectively. Payments are made monthly over the beneficiary’s lifetime. Additionally, Mr. Kayser’s payments under his supplemental retirement agreement with the Company commenced during fiscal year 2022 and concluded during fiscal year 2026 as outlined in the Form 8-K filed by the Company on September 1, 2020.

During fiscal year 2026, the Company had the following five employment relationships. Aaron Wadell, brother-in-law of Donald J. Stuart, a Director of the Company, was employed as Vice President of e-Business for the Company. Jesse Hayes and Charles Hayes, sons of Paul L. Palmby, an Executive Officer of the Company, were employed as Vice President of Frozen Sales for the Company and Distribution Manager for the Company's Janesville, Wisconsin location, respectively. Jack Nelson and Patrick Nelson, sons of Timothy R. Nelson, an Executive Officer of the Company, were employed as Director of Procurement for the Company and Director of Technical Services and Contract Manufacturing for the Company, respectively. For each of the aforementioned employees the total fiscal year 2026 compensation (base salary, bonus, and benefits) exceeded the reporting threshold of $120,000 but did not exceed $346,000. The Chairman of the Audit Committee reviewed and approved each of these relationships and determined that each compensation arrangement was at arm’s length and structured the same for what would be a similarly situated employee.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange of 1934, as amended (the “Exchange Act”)) beneficially owned, as of June 12, 2026, more than five percent of the shares of any class of the Company’s voting securities except as set forth in the following table. Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting and investment power. The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into one share of Class A Common Stock and one share of Class B Common Stock for every 20 shares of 10% Series A Preferred Stock and 30 shares of 10% Series B Preferred Stock.

Amount of Shares and Nature of Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total	(1) Percent of Class
6% Preferred Stock	Michael S. Wolcott
	Rochester, New York	40,844	-	40,844	20.41%

	Kurt C. Kayser
	Bradenton, Florida	27,536	-	27,536	13.77%

	Susan W. Stuart
	Longboat Key, Florida	25,296	-	25,296	12.65%

	Bruce S. Wolcott
	Canandaigua, New York	25,296	-	25,296	12.65%

	Grace W. Wadell
	Johns Island, South Carolina	25,292	-	25,292	12.65%

	Mark S. Wolcott
	Penn Yan, New York	25,292	-	25,292	12.65%

	Estate of L. Jerome Wolcott, Jr.
	Chicago, Illinois	15,222	-	15,222	7.61%

	Peter B. Wolcott
	Torrington, Connecticut	15,222	-	15,222	7.61%

10% Series A	Marilyn W. Kayser	141,644	-	141,644	34.78%
Preferred Stock	Sarasota, Florida

	Bruce S. Wolcott	26,605	26,605	53,210	13.07%

	Susan W. Stuart	26,605	26,605	53,210	13.07%

	Mark S. Wolcott	26,605	26,605	53,210	13.07%

	Grace W. Wadell	26,605	26,605	53,210	13.07%

	Kraig H. Kayser	32,168	-	32,168	7.90%
	Bradenton, Florida

	Hannelore Wolcott-Bailey	20,588	-	20,588	5.04%
	Penn Yan, New York

Amount of Shares and Nature of Beneficial Ownership (Continued)

Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total		(1) Percent of Class

10% Series B	Marilyn W. Kayser	165,080	-	165,080		41.27%
Preferred Stock
	Kraig H. Kayser	91,400	-	91,400		22.85%

	Bruce S. Wolcott	15,100	15,100	30,200		7.55%

	Susan W. Stuart	15,100	15,100	30,200		7.55%

	Mark S. Wolcott	15,100	15,100	30,200		7.55%

	Grace W. Wadell	15,100	15,100	30,200		7.55%

	Hannelore Wolcott-Bailey	22,720	-	22,720		5.68%

Class A	Dimensional Fund Advisors LP
Common Stock	6300 Bee Cave Road
	Building One
	Austin, Texas	484,143	-	484,143	(2)	9.27%

	BlackRock Inc.
	50 Hudson Yards
	New York, New York	435,312	-	435,312	(3)	8.34%

	Seneca Foods 401(k) Plan	372,837	-	372,837		7.14%

Class B	Seneca Foods Pension Plan	471,000	-	471,000		30.40%
Common Stock
	Kraig H. Kayser	133,674	48,053	181,727	(4)	11.73%

	Susan W. Stuart	63,492	65,047	128,539	(5)	8.30%

	Seneca Foods 401(k) Plan	106,816	-	106,816		6.89%

	Bruce S. Wolcott	64,057	18,894	82,951		5.35%

	Grace W. Wadell	61,752	17,154	78,906		5.09%

	Mark S. Wolcott	59,187	18,394	77,581		5.01%

(1)	The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of June 12, 2026.

(2)

Based solely upon an amended Statement on Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”) reporting (i) sole power to vote or direct the vote of 479,056 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 484,143 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Class A Common Stock. Dimensional reports that these securities are owned by various investment funds to which Dimensional acts as an investment advisor or serves as investment manager or sub-advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of the Company’s Class A Common Stock, and to its knowledge no one fund’s interest is more than five percent of the total outstanding shares of Class A Common Stock. Dimensional disclaims beneficial ownership of these shares.

(3)

Based solely upon an amended Statement on Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”) reporting (i) sole power to vote or direct the vote of 423,069 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 435,312 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Class A Common Stock. BlackRock reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s Class A Common Stock. No one person's interest in the Company’s Class A Common Stock is more than five percent of the total outstanding shares of Class A Common Stock.

(4)

Mr. Kayser has sole voting and investment power over 133,674 shares of Class B Common Stock he owns. The shares in the table include personal 401(k) holdings of 938 shares. Mr. Kayser has shared voting and investment power with respect to (i) 46,153 shares held by the Seneca Foods Foundation (the “Foundation”), of which Mr. Kayser is a director and (ii) 1,900 shares held in a trust, for which Mr. Kayser is the custodian.

(5)

The shares reported in the table include 18,894 shares of Class B Common Stock held by Ms. Stuart’s husband and 46,153 shares held by the Foundation, of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation. She disclaims beneficial ownership of the shares held by her husband.

Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of all classes of the Company’s voting securities owned by each director, by each named executive officer (as defined on page 14) and by all directors and executive officers as a group, as of June 12, 2026. Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power. The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into one share of Class A Common Stock and one share of Class B Common Stock for every 20 shares of 10% Series A Preferred Stock and 30 shares of 10% Series B Preferred Stock.

Name of Beneficial Owner	Title of Class	Shares Beneficially Owned	(1) Percent of Class
Kraig H. Kayser	Class A Common Stock (2)	156,109	2.99%
	Class B Common Stock (3)	181,727	11.73%
	10% Series A Preferred Stock (2)	32,168	7.90%
	10% Series B Preferred Stock (2)	91,400	22.85%

Kathryn J. Boor		-	*

Peter R. Call	Class A Common Stock	6,097	*

John P. Gaylord	Class A Common Stock	1,000	*

Linda K. Nelson		-	*

Donald J. Stuart	Class A Common Stock (4)	69,830	1.34%
	Class B Common Stock (4)	82,386	5.32%
	6% Preferred Stock (4)	25,296	12.65%
	10% Series A Preferred Stock (4)	53,210	13.07%
	10% Series B Preferred Stock (4)	30,200	7.55%

Bruce E. Ware		-	*

Keith A. Woodward	Class A Common Stock	500	*

Paul L. Palmby	Class A Common Stock (5)	107,219	2.05%
	Class B Common Stock (5)	48,186	3.11%

Michael S. Wolcott	Class A Common Stock (6)	10,497	*
	Class B Common Stock (6)	16,290	1.05%
	6% Preferred Stock (6)	40,844	20.42%

Timothy R. Nelson	Class A Common Stock (7)	3,656	*
	Class B Common Stock (7)	418	*

Dean E. Erstad	Class A Common Stock (8)	2,196	*

All directors and executive officers as a group	Class A Common Stock	271,983	5.21%
	Class B Common Stock	282,854	18.26%
	6% Preferred Stock	66,140	33.07%
	10% Series A Preferred Stock	85,378	20.97%
	10% Series B Preferred Stock	121,600	30.40%

*	Less than 1.0%
(1)	The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of June 12, 2026.
(2)

All shares in the table reflect shares owned directly by Mr. Kayser with the exception of 85,121 shares of Class A Common Stock held by the Foundation, of which Mr. Kayser is a director and 3,300 shares of Class A Common Stock held in a trust, for which Mr. Kayser is the custodian. The shares in the table include personal 401(k) holdings of 3,275 shares of Class A Common Stock.

(3)	See note 5 to the table under the heading “Security Ownership of Certain Beneficial Owners”.
(4)

The shares in the table include the following shares held directly by Mr. Stuart: (i) 12,616 shares of Class A Common Stock, (ii) 18,894 shares of Class B Common Stock, (iii) 26,605 shares of 10% Series A Preferred Stock, and (iv) 15,100 shares of Series B Preferred Stock. The shares in the table also include the following shares held directly by Mr. Stuart’s wife: (i) 57,214 shares of Class A Common Stock, (ii) 63,492 shares of Class B Common Stock, (iii) 25,296 shares of 6% Preferred Stock, (iv) 26,605 shares of 10% Series A Preferred Stock, and (v) 15,100 shares of 10% Series B Preferred Stock. Mr. Stuart disclaims beneficial ownership of the shares held by his wife.

(5)

The shares in the table include 22,098 and 2,033 shares of Class A and Class B Common Stock, respectively, held directly by Mr. Palmby. Mr. Palmby also has shared voting and investment power with respect to the Class A and Class B Common Stock held by the Foundation, which totaled 85,121 and 46,153, respectively in the table above.

(6)

Mr. Wolcott has sole voting and investment power over 10,497 and 16,290 shares of Class A and Class B Common Stock owned by him, including personal 401(k) holdings of 716 and 205 shares of Class A and Class B Common Stock, respectively. Mr. Wolcott also has 40,844 shares of 6% Preferred Stock held directly by him.

(7)

Mr. Nelson has sole voting and investment power over 3,656 and 418 shares of Class A and Class B Common Stock owned by him, including personal 401(k) holdings of 1,460 and 418 shares of Class A and Class B Common Stock, respectively.

(8)	Mr. Erstad has sole voting and investment power over 2,196 shares of Class A Common Stock owned by him.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to report their ownership and any changes in that ownership to the SEC. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for fiscal year 2026.

PROPOSAL TWO: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by SEC rules, we are asking our shareholders to provide an advisory, non-binding vote to approve the compensation awarded to our named executive officers, as we have described it in the "Compensation of Executive Officers" section of this Proxy Statement. As described in detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement.

Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation awarded to the Company's named executive officers for 2026, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement."

While this vote is advisory and not binding on our Company, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board of Directors recommends that you vote "FOR" the approval of the foregoing resolution.

PROPOSAL THREE: APPROVAL OF THE SENECA FOODS CORPORATION 2026 EQUITY INCENTIVE PLAN

On June 11, 2026, our Board of Directors approved, subject to shareholder approval, the Seneca Foods Corporation 2026 Equity Incentive Plan (the “2026 Plan”). We are submitting the 2026 Plan to our shareholders for approval, which is required under the terms of the 2026 Plan for awards granted under it to be valid and effective. We are also seeking shareholder approval in accordance with the requirements of the Nasdaq Stock Market rules. The 2026 Plan will replace the Company’s 2007 Equity Incentive Plan, as amended and extended in 2017 (the “Predecessor Plan”). No new awards will be granted under the Predecessor Plan after the 2026 Plan is approved by our shareholders however any awards outstanding under the Predecessor Plan on the date of shareholder approval of the 2026 Plan will remain subject to and be paid under the Predecessor Plan.

Description of the 2026 Equity Incentive Plan

The following is a summary of the material features of the 2026 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2026 Plan, which is attached to this proxy statement as Exhibit A.

Purpose of the 2026 Plan. The purpose of the Plan is to encourage employees’ long term commitment to the Company, to provide incentive for employees to exert their best efforts on behalf of the Company, and to further align the interests of employees with those of our shareholders.

Administration. The 2026 Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”). The 2026 Plan gives the Committee discretion to make awards under the 2026 Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting, to establish rules for the administration of the 2026 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2026 Plan.

The Committee may, to the extent permitted by applicable law, delegate to one or more committees of the Board or to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2026 Plan and to determine the amount and types of awards granted to individuals who are so selected. Determinations regarding the timing, pricing, amount and terms of any award to a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be made by the Committee.

Eligibility. The employees of the Company eligible to be selected for awards under the 2026 Plan are the officers, executives, and other key employees as determined by the Committee.

Shares Available for Awards. The 2026 Plan authorizes the issuance of a total of 120,000 shares of the Company’s Common Stock under awards of restricted stock and restricted stock units to eligible employees of the Company. Awards may be made in shares of Class A Common Stock or Class B Common Stock, or in a combination of Class A Common Stock and Class B Common Stock.

The 2026 Plan provides that whenever an award is forfeited or cancelled, the shares subject to the award will again be available under the plan. Shares awarded under the plan may be newly issued shares or shares purchased in open market or privately negotiated transactions.

Type of Awards. The 2026 Plan allows for awards of restricted stock and restricted stock units.

Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited.

During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, however dividend equivalents may accumulate during the restricted period and paid to the extent the restricted shares vest.

A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock.

Adjustments. In the event of a share dividend or distribution, recapitalization, split, reorganization, merger, consolidation, spin off, or other similar corporate event that affects the Corporation’s Class A Common Stock or Class B Common Stock, the Committee will determine how to adjust, in an equitable manner, the remaining number of shares available for award under the 2026 Plan and the number of shares subject to outstanding restricted stock unit awards.

Change in Control. A change in control of the Company (as defined in the plan) will affect restricted stock and restricted stock units as follows. If the only condition attached to the vesting of restricted stock or restricted stock units is the performance of future services, then the restricted stock or restricted stock units will vest upon a change in control. If vesting of restricted stock or restricted stock units is conditioned on achievement of a performance goal, then the restricted stock or restricted stock units will, unless otherwise specified by the Compensation Committee at the time of the award, vest upon a change of control only to the extent of a number of shares proportionate to the time elapsed in the performance period and the achievement of the performance goal at a target level.

Amendment. The Board of Directors may amend the 2026 Plan, except that, without shareholder approval, the Board of Directors may not increase the number of shares of Common Stock available under the plan, materially increase the benefits accruing to employees, extend the term of the plan, change the classes of employees to whom awards may be made, or expand the types of awards that may be made under the plan.

Effective Date and Duration. The 2026 Plan’s effective date is August 6, 2026. However, the 2026 Plan and any awards will be null and void if the 2026 Plan is not approved by our shareholders at the Company’s 2026 annual meeting of shareholders. Unless it is terminated sooner, no awards will be granted under the 2026 Plan more than 10 years after the 2026 Plan’s effective date.

New Benefits Under the 2026 Plan. The Committee has not granted any awards under the 2026 Plan. If the 2026 Plan is approved by our shareholders, any future grants of awards thereunder that will be made to eligible executive officers and other employees are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Vote Required for Approval

The affirmative vote of a majority of the votes eligible to be cast at the Annual Meeting is required to approve the 2026 Plan.

The Board of Directors unanimously recommends a vote FOR approval of the 2026 Plan. Unless otherwise instructed, proxies will be voted FOR approval of the 2026 Plan.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) to act as auditors for the fiscal year ending March 31, 2027. Deloitte has served as the Company’s independent registered public accounting firm since November 7, 2023. A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Deloitte as the Company’s independent registered public accounting firm. Pursuant to the rules and regulations of the SEC, the Audit Committee has the direct responsibility to appoint, retain, approve the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The directors of the Company unanimously recommend a vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the NASDAQ Global Select Market and the SEC. The Audit Committee operates under a written charter which was originally adopted on May 27, 2004 and reviewed and approved on June 11, 2026. A complete copy of the Audit Committee charter is available on the Company’s website at www.senecafoods.com. The Board has determined that Keith A. Woodward, Linda K. Nelson, and Bruce E. Ware are designated as the Company's “audit committee financial experts” as defined in the current rules of the SEC.

Management is primarily responsible for the Company’s financial statements and reporting process. Deloitte & Touche LLP (“Deloitte”) is responsible for performing an independent audit of the Company's financial statements and internal control over the financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports on those statements and internal control over financial reporting. The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with Deloitte without management being present. The Audit Committee met four times during the fiscal year ended March 31, 2026. In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and Deloitte to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Audit Committee also discussed with Deloitte matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Deloitte matters relating to its independence and has received from Deloitte the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

On the basis of the reviews and discussions the Audit Committee has had with Deloitte and management, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, for filing with the SEC.

THE AUDIT COMMITTEE Keith A. Woodward, Chair Linda K. Nelson Bruce E. Ware

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by the principal accountant for fiscal years 2026, 2025, and 2024.

	Fiscal Year:
	2026	2025	2024
Audit Fees (1)	$710,000	$749,650	$760,044
All Other Fees (2)	4,093	4,093	3,159
Total	$714,093	$753,743	$763,203

(1)

Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. For fiscal year 2024, $71,912 was attributable to Plante Moran and $688,132 was attributable to Deloitte who became the principal accountant effective November 7, 2023.

(2)	Includes fees billed for products and services provided by Deloitte other than audit services.

All audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by the principal accountant was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $5,000 subject to subsequent review and approval by the entire Audit Committee. Larger engagements require majority Audit Committee approval. There were no engagements of this type provided by the principal accountant during the last three fiscal years.

OTHER MATTERS

The management of the Company does not know of any other matters to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION INSURANCE

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. As of March 31, 2026, the Company renewed its liability insurance policy through March 31, 2027, at a total annual premium of $98,000. The primary policy is carried with Midvale Indemnity Company and there is an excess policy carried with Continental Casualty Company. To date, no claims have been paid under any policy of directors’ and officers’ liability insurance.

SHAREHOLDER PROPOSALS FOR THE
2027 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2027 Annual Meeting of Shareholders must submit such proposal to the Company at its offices at 418 East Conde Street, Janesville, WI 53546, Attention: Secretary, no later than March 9, 2027 (120 days before the anniversary of the mailing date of this proxy statement), in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2027 Annual Meeting of Shareholders. The proposal must comply fully with the requirements of Rule 14a-8 under the Exchange Act.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2027 Annual Meeting, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws. To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices not later than May 23, 2027 (45 days before the anniversary of the mailing date of this proxy statement).

Compliance with Universal Proxy Rules for Director Nominations

If a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its offices at 418 East Conde Street, Janesville, WI 53546, Attention: Secretary no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2027 annual meeting, no later than June 7, 2027). If the date of the 2027 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jesse J. Patton

JESSE J. PATTON
Secretary

EXHIBIT A

SENECA FOODS CORPORATION
2026 EQUITY INCENTIVE PLAN

1             Purpose and Duration.

1.1    Introduction. Seneca Foods Corporation, (the “Corporation”) establishes the Seneca Foods Corporation 2026 Equity Incentive Plan (the “Plan”), effective August 6, 2026, subject to the approval of the Corporation’s shareholders.

1.2    Purpose of the Plan. The purposes of the Plan are to encourage Employees’ long term commitment to the Corporation, to provide incentive for Employees to exert their best efforts on behalf of the Corporation, and to further align the interests of Employees with those of the Corporation’s shareholders.

1.3    Forms of Incentives. This Plan will provide incentives for certain Employees through grants of Restricted Stock and Restricted Stock Units.

1.4    Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan, until all Shares subject to the Plan shall have been acquired according to the Plan’s provisions. However, no Award may be granted under the Plan after August 6, 2036.

2            Definitions.

As used in this Plan,

2.1    “Award” means a grant under this Plan of Restricted Stock or Restricted Stock Units.

2.2    “Award Agreement” means an agreement entered into by the Corporation and a Participant, or documentation published by the Corporation unilaterally, establishing the terms of an Award in addition to those established by the Plan and the Committee’s exercise of its powers.

2.3    “Board” or “Board of Directors” means the Board of Directors of the Corporation, as constituted at any time.

2.4    “Change in Control” has the meaning given in Section 10.1.

2.5    “Class A Common Stock” means the Class A common stock, $0.25 par value, of the Corporation.

2.6    “Class B Common Stock” means the Class B common stock, $0.25 par value, of the Corporation.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.8    “Committee” means the Compensation Committee of the Board of Directors or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

2.9    “Common Stock” means Seneca Class A Common Stock and Seneca Class B Common Stock, or either of those classes of the Corporation’s common stock.

2.10    “Continuous Service” means that the Participant’s service with the Corporation or a Subsidiary is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or a Subsidiary as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

2.11    “Director” means a member of the Board of Directors of the Corporation.

2.12    “Disability” means, unless the Committee specifies a different definition in an Award Agreement, a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Corporation. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.13    “Employee” means an employee of the Corporation or a Subsidiary who is an officer, executive, or other key employee, as determined by the Committee in its discretion.

2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15    “Fair Market Value” of a Share of Class A Common Stock or Class B Common Stock on any date means the closing price of such a Share if the relevant class of the Corporation’s Common Stock is listed on an exchange or the mean between the closing bid and the asked prices for that date if the relevant class of the Common Stock is traded over the-counter (or, if no such Shares were publicly traded on that date, the next preceding date that such Shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if such Shares shall not have been publicly traded for more than ten days immediate preceding such date, then the Fair Market Value of such a Share shall be determined by the Committee in such manner as it may find appropriate.

2.16    “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

2.17    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.18    “Participant” means an Employee who has been selected to participate in the Plan and has an outstanding Award granted under the Plan.

2.19    “Restricted Period” means the period described in Section6.3 or 7.3 during which Restricted Stock or a Restricted Stock Unit is not vested.

2.20    “Restricted Stock” has the meaning given in Section 6.1.

2.21    “Restricted Stock Unit” has the meaning given in Section 7.1.

2.22    “Retirement” means the Participant’s termination of Continuous Service with the Company and its Subsidiaries with the consent of the Committee or its delegate.

2.23    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.24    “Share” means a Share of the Corporation’s Class A Common Stock or Class B Common Stock.

2.25    “Subsidiary” means any entity of which a majority of any class of equity security or ownership interest is owned, directly or indirectly, by the Corporation.

3             Administration.

3.1    Authority of the Committee. The Committee shall administer the Plan. Except as limited by law and subject to the provisions of the Plan, the Committee shall have full power and discretion to: select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards and the Award Agreements; construe and interpret the Plan and Award Agreements; establish, amend, or waive rules for the Plan’s administration; correct defects, supply omissions, or reconcile inconsistencies in the Plan and Award Agreements; and make all other determinations and take all other action the Committee may find necessary or advisable for the administration of the Plan. In exercising its discretion under the Plan or any Award, the Committee shall not be required to follow past practices or treat any Participant in a manner consistent with the treatment of other Participants.

3.2    Delegation of Authority. The Committee may delegate to officers of the Corporation its duties, power, and authority under the Plan pursuant to such conditions or limits as the Committee may establish, except that only the Committee or the Board may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act.

3.3    Decisions Binding. All determinations made by the Committee under the Plan shall be final and binding on all persons.

4            Shares Subject to the Plan and Maximum Awards.

4.1    Number and Type of Shares Subject to Awards. There are reserved for issuance pursuant to Awards under the Plan 120,000 Shares of the Corporation’s Common Stock. Awards may be made in Class A Common Stock or Class B Common Stock, or in a combination of those classes of Common Stock.

4.2    Source of Shares. Shares issued pursuant to the Plan may be either newly issued Shares, or, at the Committee’s discretion, Shares purchased in open market or privately negotiated transactions from third parties, or from a combination of those sources.

4.3    Reissuance. Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are shares delivered or withheld by the Company to satisfy any tax withholding obligation.

4.4    Mandatory Adjustments for Stock Split, Stock Dividend, Etc. If a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, Share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Corporation’s Class A Common Stock or Class B Common Stock, then the remaining limits on the number and kind of Shares available for Awards subsequently granted and the number and kind of Shares subject to or deliverable with respect to outstanding Awards shall be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

5            Eligibility and Participation.

5.1    Eligibility. All Employees are eligible to participate in the Plan.

5.2    Awards. The Committee may, from time to time, select Employees to whom Awards shall be granted and shall determine the nature and terms of, and the number of Shares subject to, each Award.

6            Restricted Stock.

6.1    Restricted Stock Award. A Restricted Stock Award is a grant of Shares of the Corporation’s Class A Common Stock or Class B Common Stock, or both, in which the Participant’s interest will become vested only upon the satisfaction, lapse, or waiver of specified conditions, which may include, without limit, the performance of future services or the achievement of performance goals.

6.2    Grant of Restricted Stock. The Corporation shall grant Restricted Stock Awards to Employees at the times, with respect to the number of Shares, and subject to the conditions and Restricted Period established by the Committee.

6.3    Restricted Period. The “Restricted Period” is the period between the Grant Date of Restricted Stock and the date as of which the vesting conditions with respect to a Share of Restricted Stock are satisfied, lapse, or are waived. Any Restricted Stock Awards that are conditioned on an Employee’s continued employment with the Company or a Subsidiary or that vest based on the achievement of performance or other criteria shall vest no earlier than one (1) year after the Grant Date, provided, however, that the Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement in limited cases of an intervening event related to death, Disability, Retirement or Change in Control.

6.4    Award Agreement; Share Certificate. A Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the conditions to which the Award is subject, the Restricted Period, and such other provisions as the Committee may determine. The Corporation shall retain in its possession the certificates representing Shares of Restricted Stock until such time as such Shares have become vested.

6.5    Nontransferability. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated before the end of the applicable Restricted Period. Furthermore, the Award Agreement may impose restrictions on transfer of Restricted Shares after the end of the applicable Restricted Period, including restrictions on transfer during continued employment and restrictions to comply with securities laws or the requirements of any stock exchange or market.

6.6    Voting Rights. A Participant may, during the Restricted Period, exercise full voting rights with respect to Shares of Restricted Stock granted to the Participant.

6.7    Dividends and Other Distributions. During the Restricted Period, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

6.8    Termination of Continuous Service.

(a)    Except as provided in Section 6.8(b), upon termination of Continuous Service during the Restricted Period, the Participant shall forfeit all Restricted Stock with respect to which the Restricted Period has not ended.

(b)    An Award Agreement may provide that, upon termination of a Participant’s Continuous Service by reason of death, Disability or Retirement, the Restricted Period for outstanding Shares of Restricted Stock granted to the Participant shall end and the Participant’s interest in those Shares shall become fully vested.

7            Restricted Stock Units.

7.1    Restricted Stock Unit Award. A Restricted Stock Unit Award entitles the Participant to delivery in the future of Shares of the Corporation’s Class A Common Stock or Class B Common Stock, or both, or payment of their Fair Market Value in cash, at a time specified by the Committee after satisfaction, lapse, or waiver of any conditions established by the Committee.

7.2    Grant of Restricted Stock Units. The Corporation shall grant Restricted Stock Units to Employees at the time, with respect to the number of Shares, and subject to any conditions and Restricted Period established by the Committee.

7.3    Restricted Period. The “Restricted Period” is the period between the Grant Date of a Restricted Stock Unit and the date as of which the vesting conditions with respect to the Restricted Stock Unit are satisfied, lapse, or are waived. Any Restricted Stock Units Awards that are conditioned on an Employee’s continued employment with the Company or a Subsidiary or that vest based on the achievement of performance or other criteria shall vest no earlier than one (1) year after the Grant Date, provided, however, that the Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement in limited cases of an intervening event related to death, Disability, Retirement or Change in Control.

7.4    Award Agreement. A Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of Shares covered by the Award, any conditions to which the Award is subject, the Restricted Period, when the Award shall be satisfied, whether the Award shall be satisfied by delivery of Shares or cash payment, and such other provisions as the Committee may determine.

7.5    Nontransferability. A Restricted Stock Unit may not be sold, transferred, pledged, assigned, or otherwise alienated.

7.6    No Shareholder Rights. A Restricted Stock Unit shall carry with it no voting or dividend or other rights associated with Share ownership.

7.7    Dividend Equivalents. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

7.8    Termination of Continuous Service.

(a)    Except as provided in Section 7.8(b), upon termination of a Participant’s Continuous Service during the Restricted Period, the Participant shall forfeit all Restricted Stock Units with respect to which the Restricted Period has not ended.

(b)    An Award Agreement may provide that, upon termination of a Participant’s Continuous Service by reason of death, Disability or Retirement, all conditions attached to delivery or payment of an outstanding Restricted Stock Unit Award shall end.

7.9    Satisfaction of Award. The Corporation shall satisfy a Restricted Stock Unit Award at or after the end of the Restricted Period, at such time as is provided for in the Award Agreement, by delivery of Shares or cash payment, as specified in the Award Agreement. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

8             Beneficiary Designation.

A Participant may name a beneficiary or beneficiaries to whom any benefit under the Plan that becomes payable after or on account of the Participant’s death is to be paid. If no designated beneficiary survives the Participant, the Corporation shall pay such benefits to the Participant’s surviving spouse or, if none, to the Participant’s estate.

9            Status of Employees.

9.1         Employment. Nothing in the Plan shall interfere with or limit the right of the Corporation or a Subsidiary to terminate a Participant’s Continuous Service at any time or confer upon a Participant any right to continue in the employ of the Corporation or a Subsidiary.

9.2         Participation. Awards under the Plan are in the discretion of the Committee. No Employee shall, as a result of the existence of the Plan, have the right to be selected to receive an Award under this Plan.

10          Change in Control.

10.1      Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation’s then outstanding securities; or (B) during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Corporation’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation that is approved by a Board having a majority of its members individuals who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

10.2       Treatment of Outstanding Awards. Upon a Change in Control:

(a)    Subject to subsection (c), any terms, conditions, restrictions, limits, and Restricted Periods imposed on outstanding Restricted Stock Awards shall lapse.

(b)    Subject to subsection (c), any terms, conditions, restrictions, limits, and Restricted Periods imposed on outstanding Restricted Share Units shall lapse, provided that, unless the Change in Control is a change in the ownership or effective control of the Corporation or a change of ownership of a substantial portion of the assets of the Corporation (within the meaning of Section 409A of the Internal Revenue Code), a Change in Control shall not accelerate the time at which Restricted Share Units and Dividend Equivalents attributable to them shall be paid or delivered.

(c)    Except as otherwise provided in the Award Agreement, the vesting of Restricted Stock or a Restricted Share Unit that has been conditioned on the achievement of a performance objective shall be accelerated as of the effective date of the Change in Control only to the extent of a pro rata number of Shares based upon an assumed achievement of all relevant performance objectives at target levels, and upon the length of time within the performance period elapsed before the effective date of the Change in Control.

11           Amendment and Termination of Plan and Awards.

11.1        Amendment and Termination of Plan. The Board of Directors may amend or terminate the Plan at any time; provided, however, that:

(a)    without the approval of shareholders, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 4.4) the aggregate number of Shares for which Awards may be granted; (ii) to provide any material increase in benefits to Participants; (iii) to extend the duration of the Plan; (iv) to expand materially the class of individuals eligible to participate in the Plan; or (v) to expand the type of Awards available under the Plan, and

(b)    without the consent of the Participant or Participants adversely affected, the Board of Directors may not amend the Plan in a manner that has an adverse effect on the rights of any Participant under any outstanding Award.

11.2        Amendment of Awards. The Committee may waive any conditions or rights under the terms of, or otherwise amend or terminate, any outstanding Award, prospectively or retroactively. An amendment or termination shall not, without the Participant’s consent, materially diminish the benefits of the Award provided, however, that the Participant’s consent shall not be required if the Committee determines, in its discretion, that such amendment or termination is (a) advisable in order for the Corporation, Plan, or Award to satisfy any law or the requirements of any accounting standard or (b) not reasonably likely to diminish the benefits of the Award.

11.3        Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

12          Withholding.

12.1    Tax Withholding. Subject to Section 12.2, the Corporation may deduct or withhold, or require a Participant to remit to the Corporation, an amount (either in cash or Shares) sufficient to satisfy the Corporation’s obligation to withhold federal, state, and local taxes with respect to any taxable event arising under or in connection with Awards granted under this Plan.

12.2    Share Withholding. With respect to withholding required upon the occurrence of any taxable event arising under or in connection with Awards granted under this Plan, the Corporation may satisfy its withholding obligation, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect, however, subject to the approval of the Committee, to deliver to the Corporation the funds, in whole or in part, necessary to satisfy the withholding obligation, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

13          General Provisions.

13.1    Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.2    Unfunded Status of the Plan. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Corporation, nothing contained in this Plan shall give any rights that are greater than those of a general creditor of the Corporation.

13.3    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

13.4    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

13.5    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 13.5, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.6    No Representation with Respect to Taxation. Although the Corporation may endeavor to qualify an Award for specific federal income tax treatment, the Corporation makes no representation that any specific federal income tax treatment is available for any Award.

13.7    Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — MANAGEMENT RECOMMENDS YOU VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

	For	Withhold
01 - Peter R. Call	☐	☐
02 - Kraig H. Kayser	☐	☐
03 - Bruce E. Ware	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Joint owners should each sign. Executors, administrators, trustees, guardians, and corporate officers should give their titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

3 3 D V

04AUIB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — SENECA FOODS CORPORATION

418 East Conde Street
Janesville, Wisconsin 53546

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes Paul L. Palmby and Jesse J. Patton, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 418 East Conde Street, Janesville, Wisconsin, on Thursday, August 6, 2026, at 1:00 P.M., Central Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES NAMED IN PROPOSAL 1 and "FOR" PROPOSALS 2, 3 AND 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(PLEASE SIGN AND RETURN PROMPTLY)

C Non-Voting Items

Change of Address — Please print new address below.

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Meeting Attendance
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